EXHIBIT 99.1

Trulieve Announces Closing of $71.5 Million Financing

TALLAHASSEE, Fla. – December 21, 2022 – Trulieve Cannabis Corp. (CSE: TRUL) (OTCQX: TCNNF) (“Trulieve” or “the Company”), a leading and top-performing cannabis company in the U.S., today announced the closing of a commercial loan secured by a cultivation and manufacturing site in Florida for aggregate gross proceeds of $71.5 million. Trulieve will pay interest at a fixed rate of 7.53% for the duration of the five-year loan. Lenders were comprised of three banks, with Valley National Bank serving as lead agent. The Company intends to use the net loan proceeds for general corporate purposes.

“We are pleased to announce this non-dilutive financing at industry leading terms, particularly given the current macroeconomic backdrop,” said Trulieve Chief Executive Officer, Kim Rivers. “This loan provides Trulieve greater flexibility as we focus on improving cash flow in 2023.”

“We’re proud to partner with Trulieve, one of the leading providers in the medical and recreational cannabis industry,” remarked John Meyer, Senior Vice President of Commercial Lending at Valley Bank. “As one of the premier commercial banks in the country, Valley has a wide array of innovative financial solutions to serve every industry, including cannabis related businesses like Trulieve. We believe our relationship-based banking model was a differentiator in structuring this commercial loan with Trulieve and we’re excited to support them as they continue to grow and expand into new markets.”

About Valley

As the principal subsidiary of Valley National Bancorp, Valley National Bank is a regional bank with nearly $56 billion in assets. Valley is committed to giving people and businesses the power to succeed. Valley operates many convenient branch locations and commercial banking offices across New Jersey, New York, Florida, Alabama, California, and Illinois, and is committed to providing the most convenient service, the latest innovations and an experienced and knowledgeable team dedicated to meeting customer needs. Helping communities grow and prosper is the heart of Valley’s corporate citizenship philosophy. To learn more about Valley, go to www.valley.com or call our Customer Care Center at 800-522-4100.

About Trulieve

Trulieve is an industry leading, vertically integrated cannabis company and multi-state operator in the U.S., with established hubs in the Northeast, Southeast, and Southwest, anchored by leading market positions in Arizona, Florida, and Pennsylvania. Trulieve is poised for accelerated growth and expansion, building scale in retail and distribution in new and existing markets through its hub strategy. By providing innovative, high-quality products across its brand portfolio, Trulieve delivers optimal customer experiences and increases access to cannabis, helping patients and customers to live without limits. Trulieve is listed on the CSE under the symbol TRUL and trades on the OTCQX market under the symbol TCNNF. For more information, please visit Trulieve.com.

Facebook: @Trulieve

Instagram: @Trulieve

Twitter: @Trulieve

Investor Contact

Christine Hersey, Executive Director of Investor Relations

+1 (424) 202-0210

Christine.Hersey@Trulieve.com

Media Contact

Rob Kremer, Executive Director of Corporate Communications

+1 (404) 218-3077

Robert.Kremer@Trulieve.com

Forward-Looking Information

This news release includes forward-looking information and statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may include, but are not limited to, information and statements regarding the intended use of the net proceeds of the financing, or inferring the future business, operations, financial performance, prospects, capital raising initiatives and other plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends that management believes might affect its financial condition, results of operations, business strategy and financial needs, and on certain assumptions and analysis made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate.

Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among others: the risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our periodic reports subsequently filed with the United Sates Securities and Exchange Commission and in the Company’s filings on SEDAR at www.sedar.com, including the Company’s Management’s Discussion and Analysis for the three and nine months ended September 30, 2022, and other reports and filings with the applicable Canadian securities regulators and the SEC. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information and statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws.

The CSE has not reviewed, approved or disapproved the content of this news release.